ALLOCATION OPTIONS FOR NEW ISSUE

MINNESOTA LIFE INSURANCE COMPANY - Life New Business
400 Robert Street North - St. Paul, Minnesota 55101-2098

                                                                  MINNESOTA LIFE

ONLY ADD NAME,SS #,AND POLICY # WHEN THIS PAGE IS SUBMITTED AFTER THE
APPLICATION (NEEDED FOR MATCHING IN HOME OFFICE).
Proposed insured name   Social Security number   Policy number (if known)

Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

INDEXED UNIVERSAL LIFE PRODUCTS ONLY
_________% Fixed Account __________% Indexed Account

VARIABLE ADJUSTABLE LIFE PRODUCTS ONLY

- Select NET PREMIUM ALLOCATIONS below, or choose an Ibbotson Focused Portfolio on page 2.

- To request SYSTEMATIC REBALANCING OF NET PREMIUM ALLOCATIONS, indicate on page 2.

- To request SINGLE NRP PREMIUM ALLOCATIONS different from the net premium allocations, indicate below.

- To request MONTHLY CHARGES be assessed other than proportionately, indicate below.

     NOTE:IF THE POLICY DATE IS ONE MONTH OR MORE PRIOR TO THE DATE THE INITIAL PREMIUM IS APPLIED, THE MONTHLY CHARGES WILL BE ASSESSED PROPORTIONATELY UNTIL THE DATE THE PREMIUM IS APPLIED.

MONTHLY   SINGLE     NET
CHARGES    NRP     PREMIUM   FIXED ACCOUNT
-------   ------   -------   -------------
                             % Guaranteed Account
                             VARIABLE SUB-ACCOUNTS
                             ADVANTUS
                             % Advantus Bond(1)
                             % Advantus Index 400 Mid-Cap(1)
                             % Advantus Index 500(1)
                             % Advantus International Bond(1)
                             % Advantus Money Market(1)
                             % Advantus Mortgage Securities(1)
                             % Advantus Real Estate Securities(1)
                             AIM
                             % AIM V.I. Capital Appreciation(2)
                             % AIM V.I.Basic Balanced(2)
                             % AIM V.I.Dent Demographic Trends(2)
                             % AIM V.I.Core Equity(2)
                             AMERICAN CENTURY
                             % American Century VP Income & Growth(3)
                             % American Century VP Ultra(R)(3)
                             % American Century VP Value(3)
                             CREDIT SUISSE
                             % Credit Suisse Global Small Cap(4)
                             FIDELITY
                             % Fidelity VIP Contrafund(R)(5)
                             % Fidelity VIP Equity-Income(5)
                             % Fidelity VIP Mid Cap(5)
                             FRANKLIN TEMPLETON
                             % Franklin Large Cap Growth Securities(6)
                             % Franklin Small-Mid Cap Growth(6)
                             % Mutual Shares Securities(6)
                             % Templeton Developing Markets Securities(6)
                             % Templeton Global Asset Allocation(6)
                             JANUS
                             % Janus Aspen Balanced(7)
                             % Janus Aspen Forty(7)
                             % Janus Aspen International Growth(7)

MONTHLY   SINGLE     NET
CHARGES     NRP    PREMIUM   VARIABLE SUB-ACCOUNTS
-------   ------   -------   ---------------------
                             MFS
                             % MFS(R) Investors Growth Stock Series(8)
                             % MFS(R) Mid Cap Growth Series(8)
                             % MFS(R) New Discovery Series(8)
                             % MFS(R) Value Series(8)
                             OPPENHEIMER
                             % Oppenheimer Capital Appreciation(9)
                             % Oppenheimer High Income(9)
                             % Oppenheimer International Growth(10)
                             PUTNAM
                             % Putnam VT Growth and Income(11)
                             % Putnam VT International Equity(11)
                             % Putnam VT New Opportunities(11)
                             % Putnam VT New Value(11)
                             % Putnam VT Voyager(11)
                             WADDELL & REED
                             % W&R Target Asset Strategy(12)
                             % W&R Target Balanced(12)
                             % W&R Target Core Equity(12)
                             % W&R Target Growth(12)
                             % W&R Target Intl Growth(12)
                             % W&R Target Intl Value(12)
                             % W&R Target Micro-Cap Growth(12)
                             % W&R Target Science and Technology(12)
                             % W&R Target Small Cap Growth(12)
                             % W&R Target Small Cap Value(12)
                             % W&R Target Value(12)
                             OTHER
                             %
                             %
                             %
                             %
                             %
                             %
                             %

        NOTE: BILLABLE NRPS WILL USE THE SAME ALLOCATION AS NET PREMIUM.


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

ALLOCATION OPTIONS FOR NEW ISSUE (CONTINUED)

                     VARIABLE ADJUSTABLE LIFE PRODUCTS ONLY

IBBOTSON FOCUSED PORTFOLIOS (MAY 2006)

Focused MAPS Portfolios below were developed by Ibbotson Associates, one of the leading independent investment research organizations. After completing the MAPS Risk Tolerance Questionnaire, please select one of the five portfolios below by checking the box. Focused MAPS Portfolios provides a strategy for diversifying investments. It does not guarantee a profit or protect against a loss.

|_| AGGRESSIVE GROWTH
 15%   American Century(R) VP Value(R)(3)
 13%   Janus Aspen International Growth(7)
 13%   W&R Target International Value(12)
 12%   W&R Target Growth(12)
 10%   Fidelity VIP Equity-Income(5)
  7%   AIM V.I.Capital Appreciation(2)
  6%   Advantus Index 400 Mid-Cap(1)
  6%   Advantus Real Estate Securities(1)
  6%   Templeton Developing Markets Securities(6)
  5%   American Century(R) VP Ultra(3)
  4%   W&R Target Small Cap Value(12)
  3%   W&R Target Small Cap Growth(12)
---
100%   TOTAL

|_| GROWTH
 13%   American Century(R) VP Value(3)
 12%   Advantus Bond(1)
 12%   W&R Target Growth(12)
 11%   W&R Target International Value(12)
 10%   Fidelity VIP Equity-Income(5)
 10%   Janus Aspen International Growth(7)
  6%   Advantus Index 400 Mid-Cap(1)
  5%   AIM V.I.Capital Appreciation(2)
  5%   Templeton Developing Markets Securities(6)
  4%   Advantus Real Estate Securities(1)
  4%   American Century(R) VP Ultra(R)(3)
  3%   Advantus International Bond(1)
  3%   W&R Target Small Cap Value(12)
  2%   W&R Target Small Cap Growth(12)
---
100%   TOTAL

|_| CONSERVATIVE GROWTH
 14%   Advantus Bond(1)
 11%   Fidelity VIP Equity-Income(5)
 11%   W&R Target Growth(12)
 10%   American Century(R) VP Value(3)
  9%   Guaranteed Account
  8%   Janus Aspen International Growth(7)
  8%   W&R Target International Value(12)
  5%   Advantus International Bond(1)
  5%   Oppenheimer High Income(9)
  4%   Advantus Index 400 Mid-Cap(1)
  4%   AIM V.I.Capital Appreciation(2)
  3%   Advantus Real Estate Securities(1)
  3%   American Century(R) VP Ultra(R)(3)
  3%   Templeton Developing Markets Securities(6)
  2%   Advantus Money Market(1)
---
100%   TOTAL

|_| INCOME
 20%   Advantus Bond(1)
 19%   Guaranteed Account
  9%   Fidelity VIP Equity-Income(5)
  8%   American Century(R) VP Value(3)
  7%   Janus Aspen International Growth(7)
  7%   W&R Target International Value(12)
  6%   Advantus International Bond(1)
  6%   W&R Target Growth(12)
  5%   Advantus Money Market(1)
  5%   Oppenheimer High Income(9)
  3%   AIM V.I.Capital Appreciation(2)
  3%   American Century(R) VP Ultra(R)(3)
  2%   Advantus Index 400 Mid-Cap(1)
---
100%   TOTAL

|_| CONSERVATIVE INCOME
 34%   Guaranteed Account
 24%   Advantus Bond(1)
  9%   Advantus Money Market(1)
  6%   Advantus International Bond(1)
  6%   Oppenheimer High Income(9)
  5%   American Century(R) VP Value(3)
  4%   Fidelity VIP Equity-Income(5)
  3%   AIM V.I. Capital Appreciation(2)
  3%   Janus Aspen International Growth(7)
  3%   W&R Target Growth(12)
  3%   W&R Target International Value(12)
---
100%   TOTAL

SYSTEMATIC REBALANCING

Your initial contributions will be allocated as indicated on page 1 or 2. Over time, fund performance will affect the makeup of the portfolio.

|_| I elect to systematically rebalance all cash value in my sub-accounts to the same sub-accounts and percentages that I have chosen for my net premium allocation.

FREQUENCY: |_| Quarterly |_| Semi-Annually        |_| Annually
           STARTING ON:  |_| 10th of the Month OR |_| 20th of the Month _______ Month _______ Year

IBBOTSON'S PORTFOLIO REVIEW: The makeup of Focused MAPS portfolios could change in the future as a result of a portfolio review conducted by Ibbotson Associates. While you can work with your advisor or registered representative to adjust your contract accordingly, changes will NOT AUTOMATICALLY BE MADE to previously issued contracts.

(1)  Invests in Advantus Series Fund, Inc.
(2)  Invests in AIM Variable Insurance Funds-Series II Shares
(3)  Invests in American Century VP Class II Shares
(4)  Invests in Credit Suisse Trust
(5)  Invests in Fidelity VIP Service Class 2 Shares
(6)  Invests in Franklin Templeton VIP Trust Class 2 Shares
(7)  Invests in Janus Aspen Series Service Shares
(8)  Invests in MFS(R) Variable Insurance Trust(SM) Service Shares
(9)  Invests in Oppenheimer Variable Account Funds Service Shares
(10) Invests in Panorama Series Fund, Inc. Service Shares
(11) Invests in Putnam Variable Trust Class IB Shares
(12) Invests in W&R Target Funds, Inc.


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